UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2023

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Laila Partridge to Board of Directors

On July 17, 2023, the Board of Directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) elected Laila Partridge to serve as a Class III member of the Board. Ms. Partridge’s initial term as a Class III member of the Board will begin on August 1, 2023 and continue until the Company’s 2026 Annual Meeting of Shareholders or until her successor is duly appointed.

Ms. Partridge brings over 30 years of executive experience in technology, corporate innovation and finance to the Board– having worked with a wide range of technologies, including telecommunications, internet infrastructure, AI, internet of things and more. She was named by Boston Business Journal as one of the ten “2017 Women to Watch in Science and Technology". She currently serves as Founder and Chief Executive Officer of The HardTech Project, a new venture with a novel approach to early-stage hardware investing. Previously, she was Managing Director of the STANLEY + Techstars Accelerator where she directed a global effort for Stanley Black & Decker’s Chief Technology Officer to identify and invest in innovative technologies for industrial applications with an emphasis on electrification, sustainability and advanced manufacturing. Prior to that, she began her technology career at Intel Capital, serving as a Director of Strategic Investments. Ms. Partridge began her career as a VP of Corporate Banking at Wells Fargo, where she led complex corporate finance transactions for the Company’s senior secured debt agencies in the Midwest.

Ms. Partridge’s specific Board committee membership and overall compensation for serving as a director on the Board has not yet been determined. Ms. Partridge will receive compensation commensurate with other non-employee directors of the Company. Once Ms. Partridge’s Board committee membership and compensation is determined, the Company will file an amendment to this Form 8-K filing under this Item 5.02 containing such information within four business days after the information is determined.

Item 8.01 Other Events.

Press Release

On July 19, 2023, the Company issued a press release announcing the election of Laila Partridge as a member of the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: July 19, 2023